SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 29, 2003

______________________________________________________________________________
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER INDUSTRIES, INC.

______________________________________________________________________________
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE

______________________________________________________________________________
(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

2160 SATELLITE BLVD., SUITE 200, DULUTH, GEORGIA 30097
______________________________________________________________________________
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(770) 495-5100

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

SIGNATURE
EXHIBIT INDEX
EX-1.1 PURCHASE AGREEMENT FOR COMMON STOCK
EX-1.2 PURCHASE AGREEMENT FOR NOTES DUE 2033
EX-4.1 SUPPLEMENTAL INDENTURE, DATED 12/29/03
EX-5.1 OPINION OF KING & SPALDING LLP
EX-23.1 CONSENT OF PRICEWATERHOUSECOOPERS, LLP
EX-99.1 UNAUDITED PRO FORMA INFORMATION
EX-99.2 PRESS RELEASE

Item 2.	Acquisition or Disposition of Assets

      On December 29, 2003, Roper Industries, Inc. (the “Company”) completed the acquisition of all of the outstanding capital stock of Neptune Technology Group Holdings, Inc. (“NTGH”) for a cash purchase price of approximately $475 million, which is net of cash acquired and includes debt which was repaid (the “NTGH Acquisition”). In connection with the NTGH Acquisition, the Company also purchased the remaining one-third interest in DAP Technologies, a Canadian company that manufactures fully-rugged handheld computers, that NTGH did not own for total consideration of approximately $9.1 million. Roper also completed a public offering of 4,830,000 shares of its common stock for gross proceeds of approximately $231.8 million (the “Common Stock Offering”) and an offering of senior subordinated convertible notes for gross proceeds of approximately $230 million (the “Notes Offering,” and together with the Common Stock Offering, the “Offerings”), including exercise of the underwriters’ overallotment for both Offerings. Concurrently with the closing of the Offerings, the Company also entered into a new $625 million senior secured credit facility with JPMorgan Chase Bank, as administrative agent, Merrill Lynch Capital Corporation, as documentation agent, Wachovia Bank, National Association, as syndication agent and certain other lenders consisting of a $400 million five-year term loan and a $225 million three-year revolving credit facility. The Company used the proceeds from the Common Stock Offering, together with borrowings under its new senior secured credit facility, to pay for the acquisition, repay a portion of its existing credit facility and pay related fees and expenses. The Company used the proceeds from the Notes Offering to redeem its outstanding senior notes and to repay a portion of its existing credit facility. A press release announcing the completion of the NTGH Acquisition and related transactions is included as Exhibit 99.2 and is incorporated herein by reference in its entirety. In addition, the Stock Purchase Agreement, dated as of October 21, 2003, by and among NTGH, the selling stockholders named in the agreement, and the Company, was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated November 14, 2003.

Item 5.	Other Events

      The Company is filing as exhibits to this Current Report on Form 8-K certain documents executed in connection with the NTGH Acquisition, the Offerings and related transactions that closed on December 29, 2003.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	The financial statements of NTGH required by Item 7(a) of Form 8-K were previously provided in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2003 and are specifically incorporated herein by reference.

(b)	Pro Forma Information

(1)	The following Unaudited Pro Forma Consolidated Financial Information of the Company and NTGH are included as Exhibit 99.1 and are incorporated herein by reference in their entirety:

(a) Pro Forma Consolidated Balance Sheets as of September 30, 2003;

(b) Pro Forma Consolidated Statements of Operations for the year ended October 31, 2002;

(c) Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2003; and

(d) the Notes to such financial statements.

(c)	Exhibits

1.1	Purchase Agreement for Common Stock

1.2	Purchase Agreement for Convertible Senior Subordinated Notes due 2034

4.1	Supplemental Indenture between the Company and SunTrust Bank, dated December 29, 2003

5.1	Opinion of King & Spalding LLP

23.1	Consent of PricewaterhouseCoopers, LLP

23.2	Consent of King & Spalding LLP (included in Exhibit 5.1)

99.1	Unaudited Pro Forma Consolidated Financial Information of the Company and NTGH, as described in Item 7(b) of this Current Report on Form 8-K.

99.2	Press Release

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROPER INDUSTRIES, INC.

BY:	/s/ Martin S. Headley

Martin S. Headley Vice President and Chief Financial Officer

      Date: January 13, 2004

EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase Agreement for Common Stock
1.2	Purchase Agreement for Convertible Senior Subordinated Notes due 2034
4.1	Supplemental Indenture between the Company and SunTrust Bank, dated December 29, 2003
5.1	Opinion of King & Spalding LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of King & Spalding LLP (included in Exhibit 5.1)
99.1	Unaudited Pro Forma Consolidated Financial Information of the Company and NTGH, as described in Item 7(b) of this Current Report on Form 8-K.
99.2	Press Release